Exhibit 99.1

GigOptix Reports First Quarter Fiscal 2013 Financial Results

•	Revenue of $6.9 million, in-line with guidance provided on February 26, 2013

•	Revenue from High Speed Optics increased 25% compared with the prior quarter

•	Non-GAAP gross margin was a new record high of 65 percent

•	Non-GAAP net income $0.01 per diluted share

•	Adjusted EBITDA of $0.7 million

SAN JOSE, Calif. – May 9, 2013 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor and optical communications components, today announced the financial results for its first quarter of fiscal year 2013, which ended March 31, 2013.

First Quarter Fiscal 2013 GAAP Results

Total revenue in the first quarter of fiscal 2013 was $6.9 million. This compares with revenue of $9.2 million in the first quarter of fiscal 2012, and $7.9 million in the fourth quarter of fiscal 2012, which included approximately $7.1 million of product revenue and $0.9 million of previously unrecognized government contract revenue.

Gross margin was 62 percent in the first quarter of fiscal 2013, compared with 54 percent in the first quarter of fiscal 2012, and 58 percent in the fourth quarter of fiscal 2012.

Net loss was $2.6 million, including $1.0 million of expense in one-time restructuring activity, or a net loss of ($0.12) per share, in the first quarter of fiscal 2013. This compares with a net loss of $1.7 million, or a net loss of ($0.08) per share, in the first quarter of fiscal 2012, and net loss of $2.1 million, or a net loss of ($0.10) per share, in the fourth quarter of fiscal 2012.

Cash and cash equivalents at March 31, 2013, were $9.5 million.

First Quarter Fiscal 2013 Non-GAAP Results1

Non-GAAP net income in the first quarter of fiscal 2013 was $0.2 million, or $0.01 per diluted share, which excludes approximately $1.1 million in stock-based compensation, $1.0 million of restructuring related expenses, $0.4 million in special litigation-related expenses, and $0.3 million in amortization of intangible assets. This compares with a non-GAAP net loss of $0.4 million, or ($0.02) per share in the first quarter of fiscal 2012, and a non-GAAP net loss of $0.1 million or ($0.01) per share in the fourth quarter of fiscal 2012. When excluding the one-time deferred government contract revenue of $0.9 million, the Company would have reported a non-GAAP net loss of $1.0 million, or ($0.05) per share in the fourth quarter of fiscal 2012.

Non-GAAP gross margin was 65 percent, compared with 56 percent in the first quarter of fiscal 2012 and 60 percent in the fourth quarter of fiscal 2012.

Adjusted EBITDA for the first quarter of 2013 was $0.7 million. This compares with Adjusted EBITDA of $0.5 million in the first quarter of fiscal 2012, and Adjusted EBITDA of $0.7 million in the fourth quarter of fiscal 2012. When excluding the one-time deferred government contract revenue of $0.9 million, the Company would have reported an Adjusted EBITDA loss of $0.2 million in the fourth quarter of fiscal 2012.

“We are pleased to have returned the company to non-GAAP profitability and significantly increased the Adjusted EBITDA profitability in the first quarter, which is generally a seasonally weak quarter for our business and industry, with this year being weaker than in previous years,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “The dominating factors supporting our enhanced profitability were the substantial improvement to our gross margin, which reached a record 65 percent, and the significant revenue growth of our optical components business, which increased 25 percent over the prior quarter, following on the 60 percent growth from this product line in fiscal 2012 over fiscal 2011. These gains have been driven mainly by our increased shipments of production devices for the fastest growing deployments of the telecom and datacom optical industries, with remarkable production shipments of the related devices in the first quarter of 2013. This includes the 4 and 12 parallel channels of 10-14 Gbps drivers and amplifiers for datacom QSFP active optical cables, where based on industry data, our volume production device shipments command approximately 30 percent, or a dominant percentage, of the total QSFP short-reach and long-reach active optical cable devices. On the telecom side, based on industry data, we believe that with our volume production device shipments we have an approximately 50 percent market share in the fast growing 100Gbps coherent line-card driver market. In addition, we have been expanding on our leading datacom technology by launching activities to deploy our devices into the consumer electronics industry, mainly for enhanced connectivity, and advanced 3D recognition and gesture tracking engines, which we expect will start to generate new revenue opportunities for us later this year and into 2014. Also contributing to the increased profitability is the fact that in the March quarter we completed the end of life process of the low margin products that we inherited with our acquisitions of ChipX and Endwave. By removing all those parts from our active portfolio we have stabilized revenue from these product lines and believe the March quarter revenue will be the low point with revenue growth from these non-optical related products starting in the June quarter at a similar gross margin to the current quarter.

“In order to solidify our lead position as transceiver devices supplier into the next generation of systems, we have expanded the number of joint development programs (JDP) that we have with major Tier-1 OEMs, with customers funding contracts that totaled approximately $1 million in the first quarter. These JDP contracts are important to us as they support rapid development of customized reference design platforms for next generation telecom integration of small form factor optical system modules such as CFP2 and CFP4. Those platforms are based on our Telcordia-proofed thin-film-polymer-on-Silicon (TFPS) modulator chips bundled with our drivers and TIAs, and using our advanced packaging architecture, which we expect should materialize to production revenue with those customers in fiscal year 2014,” said Dr. Katz. “Through all of these activities alongside our financial streamlining and enhancements, we have built significant leverage into our business model that should translate into continuous accelerating profitability, and better shareholder value, as we are ready and looking forward to the eventual improvement in the telecommunications carrier spending environment.”

Litigation against M/A-Com Technology Solutions, Inc. (Optomai, Inc.)

As previously announced, the lawsuit against defendants M/A-COM Technology Solutions, Inc. (MACOM), MACOM’s subsidiary Optomai, Inc., and three former GigOptix employees, is proceeding towards a two-week jury trial scheduled to begin in the Superior Court of Santa Clara County, California, on Monday, August 26, 2013. GigOptix has been engaged in discovery, which includes forensic work and damages discovery, including related to the value of the misappropriated trade secrets. GigOptix looks forward to presenting at the trial the evidence on its claims against the defendants.

Compensation Matters

On May 1, 2013, the Board of Directors granted annual awards of stock options and restricted stock units to the employees of GigOptix. However, notwithstanding a practice, as disclosed in the Annual Report filed on Form 10-K for 2012, of including named executive officers and directors in these annual grants of stock options and restricted stock units, the Board of Directors decided not to make such grants at this time. As a result, none of the named executive officers or members of the Board of Directors, are participating in the annual grants of stock options and restricted stock units awarded to other employees of GigOptix on May 1, 2013. All past awards are as detailed in the Annual Report filed on Form 10-K for 2012.

Financial Outlook

“We have yet to see a tangible improvement in the markets we serve, particularly in the 100Gbps telecom market where lead times remain historically short. This continues to make forecasting our financial performance difficult,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “While we expect our datacom related revenue to increase, given this lack of clarity in the telecom environment, and the continuous average sales price erosion, we currently believe second quarter revenue will be about flat with the $6.9 million we recorded in the first quarter. Longer-term, we continue to track the telecom carriers announcements of releasing the 100Gbps infrastructure spending as we are clearly prepared and ready with production-worthy devices to support these systems. From a cash perspective, we made our last payment for the 2012 acquisition of the E-band licenses from IBM in the March quarter, and we do not expect to use significant cash for operations or working capital in the second quarter. Therefore, we anticipate we will maintain cash and cash equivalents at similar levels to the first quarter.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the first quarter fiscal 2013 financial results, and the business outlook. Investors and other interested parties may access the call by dialing 1- 888-318-8619 in the U.S. (1-617-399-5138 outside of the U.S.) and entering the passcode 92256452. The conference call replay will be available beginning two hours after the call until midnight Eastern Time on May 16, 2013. The replay dial-in number is 1-888-286-8010, and the passcode is 67903050. International callers should dial 1- 617- 801-6888 and enter the same passcode at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

1 Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three months ended March 31, 2013 and 2012 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. GigOptix offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Business Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Summit IR Group, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

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GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,	Net Change
	2013	2012	$	%
ASSETS
Current assets:
Cash and cash equivalents	$9,453	$10,147	$(694)	(7%)
Accounts receivable, net	6,630	5,056	1,574	31%
Inventories	4,337	4,111	226	5%
Prepaid and other current assets	485	295	190	64%

Total current assets	20,905	19,609	1,296	7%
Property and equipment, net	3,970	4,579	(609)	(13%)
Intangible assets, net	4,017	4,270	(253)	(6%)
Goodwill	9,860	9,860	—	0%
Restricted cash	280	282	(2)	(1%)
Other assets	217	228	(11)	(5%)

Total assets	$39,249	$38,828	$421	1%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,278	$3,174	$(896)	(28%)
Accrued compensation	976	846	130	15%
Line of credit	5,900	3,600	2,300	64%
Other current liabilities	2,971	3,080	(109)	(4%)

Total current liabilities	12,125	10,700	1,425	13%
Other long-term liabilities	989	1,128	(139)	(12%)

Total liabilities	13,114	11,828	1,286	11%

Stockholders’ Equity
Common stock	22	22	—	0%
Additional paid-in capital	125,081	123,386	1,695	1%
Treasury stock, at cost; 701,754 shares as of March 31, 2013 and December 31, 2012, respectively.	(2,209)	(2,209)	—
Accumulated other comprehensive income	306	298	8	3%
Accumulated deficit	(97,065)	(94,497)	(2,568)	3%

Total stockholders’ equity	26,135	27,000	(865)	(3%)

Total liabilities and stockholders’ equity	$39,249	$38,828	$421	1%

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	March 31,	%	April 1,	%
	2013		2012
Total revenue	$6,921	100%	$9,151	100%
Total cost of revenue	2,636	38%	4,178	46%

Gross profit	4,285	62%	4,973	54%

Research and development expense	3,236	47%	3,383	37%
Selling, general and administrative expense	2,353	34%	2,807	31%
Restructuring expense, net	950	14%	207	2%
Special litigation-related expense	415	6%	141	2%

Total operating expenses	6,954	100%	6,538	71%

Loss from operations	(2,669)	-39%	(1,565)	-17%
Interest expense, net	(54)	-1%	(152)	-2%
Other income (expense), net	168	2%	(15)	0%

Loss before provision for income taxes	(2,555)	-37%	(1,732)	-19%
Provision for income taxes	13	0%	16	0%

Net loss	$(2,568)	-37%	$(1,748)	-19%

Basic and diluted net loss per share	$(0.12)		$(0.08)
Weighted average number of shares used in per share calculations - basic and diluted	21,547		21,555

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	March 31,	%	April 1,	%
	2013		2012
Total revenue	$6,921	100%	$9,151	100%
Total cost of revenue	2,434	35%	4,041	44%

Gross profit	4,487	65%	5,110	56%

Research and development expense	2,913	42%	3,088	34%
Selling, general and administrative expense	1,517	22%	2,248	25%

Total operating expenses	4,430	64%	5,336	58%

Income (loss) from operations	57	1%	(226)	-2%
Interest expense, net	(54)	-1%	(152)	-2%
Other income (expense), net	168	2%	(15)	0%

Loss before provision for (benefit from) income taxes	171	2%	(393)	-4%
Provision for income taxes	13	0%	16	0%

Net income (loss)	$158	2%	$(409)	-4%

Basic net income (loss) per share	$0.01		$(0.02)
Diluted net income (loss) per share	$0.01		$(0.02)
Weighted average number of shares used in basic per share calculation	21,547		21,555
Weighted average number of shares used in diluted per share calculation	22,129		21,555

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,
	March 31,	April 1,
	2013	2012
GAAP Total cost of revenue	$2,636	$4,178
Stock-based compensation	(80)	(15)
Amortization of intangible assets	(122)	(122)

Non-GAAP Total cost of revenue	$2,434	$4,041

GAAP Gross profit	$4,285	$4,973
Stock-based compensation	80	15
Amortization of intangible assets	122	122

Non-GAAP Gross profit	$4,487	$5,110

GAAP - Operating expenses	$6,954	$6,538
Stock-based compensation	(1,028)	(723)
Amortization of intangible assets	(131)	(131)
Restructuring expense, net	(950)	(207)
Special litigation-related expense	(415)	(141)

Non-GAAP Operating expenses	$4,430	$5,336

GAAP Loss from operations	$(2,669)	$(1,565)
Stock-based compensation	1,108	738
Amortization of intangible assets	253	253
Restructuring expense, net	950	207
Special litigation-related expense	415	141

Non-GAAP Income (loss) from operations	$57	$(226)

GAAP - Net loss	$(2,568)	$(1,748)
Stock-based compensation	1,108	738
Amortization of intangible assets	253	253
Restructuring expense, net	950	207
Special litigation-related expense	415	141

Non-GAAP Net Income (loss)	$158	$(409)

Adjusted EBITDA reconciliation:
Loss from operations	$(2,669)	$(1,565)
Restructuring expense, net	950	207
Depreciation and amortization	914	994
Stock-based compensation	1,108	738
Special litigation-related expense	415	141

Adjusted EBITDA	$718	$515